UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2005

PATRON SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-25675 (Commission File Number)	74-3055158 (I.R.S. Employer Identification No.)

500 North Michigan Avenue, Suite 300
Chicago, Illinois 60611
(Address of Principal Executive Offices/Zip Code)

(312) 396-4031
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.      Entry into a Material Definitive Agreement.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On June 6, 2005, Patron Systems, Inc. (the “Registrant”) entered into a settlement of certain claims brought by Patrick J. Allin, the Registrant’s former Chief Executive Officer and a former member of the Registrant’s Board of Directors, against the Registrant. Pursuant to the Settlement Agreement and Mutual Release dated June 2, 2005, among the Registrant, Mr. Allin and The Allin Dynastic Trust, the Registrant agreed to pay to Mr. Allin, in settlement of Mr. Allin’s claims, an aggregate payment of One Million One Hundred Fifty Thousand Dollars ($1,150,000) payable as follows: (i) Two Hundred Thousand Dollars ($200,000) payable upon execution of the Settlement Agreement and Mutual Release and (ii) Nine Hundred Fifty Thousand Dollars ($950,000) payable in cash and/or a promissory note upon the consummation of a follow-on-financing by the Registrant. The parties also agreed to release all claims existing as of the date of the Settlement Agreement and Mutual Release. The Settlement Agreement and Mutual Release terminates by its terms if the Registrant does not consummate a follow-on-financing by August 15, 2005.

        Pursuant to the Settlement Agreement and Mutual Release, the Registrant also agreed to purchase from Mr. Allin and The Allin Dynastic Trust an aggregate of four million (4,000,000) shares of the Registrant’s Common Stock as follows: (i) two million (2,000,000) shares (the “Initial Shares”) through the issuance of promissory notes in the aggregate principal amount of One Million Six Hundred Thousand Dollars ($1,600,000) and (ii) two million (2,000,000) shares (the “Remainder Shares”) through a cash payment from the proceeds of a follow-on-financing by the Registrant, at a price per share equal to the lesser of (a) $.50 per share or (b) 90% of the issue price or conversion price, as the case may be, of the security issued in a follow-on-financing, provided however that in the event that 90% of the issue price or conversion price, as the case may be, of the security issued in the follow-on-financing is less than $.50 per share, Mr. Allin and/or The Allin Dynastic Trust may, at their option, refuse to sell any or all of the Remainder Shares to the Registrant. Each of Mr. Allin and The Allin Dynastic Trust have agreed to lock-up their shares until the shorter of (y) the six month period subsequent to the consummation of a follow-on-financing and (z) the date on which the next registration statement filed by the Registrant becomes effective. The Initial Shares are to be held in escrow pursuant to a mutually agreed upon Escrow Agreement to be subsequently entered into between the parties.

        The promissory notes issued to purchase the Initial Shares bear interest at an annual rate of 8%, with interest payments due and payable on the last day of August, November, February and May during the term of the promissory notes, with a maturity date of June 30, 2006. In addition, if the Registrant defaults on certain terms under the promissory notes, and such default remains uncured for five days, all payments under the promissory notes accelerate and the Registrant agrees to confess to a judgment against the Registrant in a court of the promissory note holder’s choosing in Cook County, Illinois. In the alternative, the holders of the promissory notes may demand that the shares purchased by the promissory notes be returned in fulfillment of all obligations remaining under such promissory notes.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2005	PATRON SYSTEMS, INC. By: /s/ Robert Cross ------------------------------------------ Robert Cross Chief Executive Officer

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